SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 10, 2005

UNIFI, INC.

Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices)

(336) 294-4410
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On June 13, 2005, Unifi, Inc. (the “Company”) announced that Unifi Asia Holdings, SRL, a Barbados limited liability company and wholly owned subsidiary of the Company (“Unifi Asia”), and Sinopec Yizheng Chemical Fibre Company Limited, an entity formed under the laws of Peoples Republic of China (“Yizheng”), entered into an Equity Joint Venture Contract dated as of June 10, 2005 (the “Joint Venture Contract”). Pursuant to the Joint Venture Contract the parties will establish a joint venture called Yihua Unifi Fibre Industry Company Limited (the “Joint Venture”) to manufacture, process and market polyester filament yarn through Yizheng’s Plant Five Facilities (the “Plant Five Facility”) in Yizheng, Jiangsu Province, Peoples Republic of China. The effectiveness of the Joint Venture remains subject to customary conditions including the receipt of governmental approvals.

     Each of Unifi Asia and Yizheng will own a 50% percent equity interest in the Joint Venture. Unifi Asia will initially contribute a total of $15 million in return for its 50% interest and Yizheng will contribute various assets located within or associated with the Plant Five Facility in return for its 50% interest. In addition to the initial capital contributions, Unifi Asia will also loan the Joint Venture $15 million and Yizheng will loan the Joint Venture additional equipment at the Plant Five Facility. Pursuant to the Joint Venture Contract, the parties agreed that within one year of the establishment of the Joint Venture, subject to the Joint Venture Board’s approval, the parties shall increase the registered capital from $30 million to $60 million. If the registered capital is so increased, Unifi Asia and Yizheng expect to convert their loans into additional capital contributions. The Company estimates that its investment in the Joint Venture will be $30 million.

     Pursuant to the terms of the Joint Venture Contract, the Board of the Joint Venture will consist of six directors, three of which to be appointed by Unifi Asia and three to be appointed by Yizheng. The Board will have a chairman and a vice chairman that shall be appointed by the parties on a four year rotating basis with the initial chairman being appointed by Yizheng. The Joint Venture will also have a general manager to be in charge of the daily business operations and management of the Joint Venture. The parties will rotate nomination of the general manager for four year terms. The first general manager will be nominated by Unifi Asia.

     The initial term of the Joint Venture is 40 years subject to earlier termination under circumstances described in the Joint Venture Contract. In addition, Unifi Asia has the right to elect to sell its interest in the Joint Venture to Yizheng at fair market value under certain circumstances described in the Joint Venture Contract. The Joint Venture Contract also contains provisions regarding restrictions on other product sales by the parties to the Joint Venture Contract that compete with the Joint Venture.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

     10.1 Equity Joint Venture Contract between Sinopec Yizheng Chemical Fibre Company Limited and Unifi Asia Holdings, SRL for the establishment of Yihua Unifi Fibre Industry Company Limited, dated as of June 10, 2005.

     99.1 Unifi, Inc. News Release dated June 13, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.
By:	/s/ William M. Lowe, Jr.
William M. Lowe, Jr., Vice President,
Chief Operating Officer & Chief Financial Officer

Dated: June 13, 2005

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Equity Joint Venture Contract between Sinopec Yizheng Chemical Fibre Company Limited and Unifi Asia Holdings, SRL for the establishment of Yihua Unifi Fibre Industry Company Limited, dated as of June 10, 2005.

99.1	Unifi, Inc. News Release dated June 13, 2005.